Exhibit 10.29

FIRST AMENDMENT
TO THE
2009 AMENDMENT AND RESTATEMENT
OF THE
SEMPRA ENERGY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Sempra Energy maintains the Sempra Energy Supplemental Executive Retirement Plan, as amended and restated, effective as of July 1, 2009 (the “Plan”).  In order to amend the Plan in certain respects, this First Amendment to the Plan is hereby adopted, effective as of February 11, 2010.

The Plan is hereby amended, as follows:

1.           Section 2.3 of the Plan is hereby amended in its entirety to read as follows:

2.3           Spouse's Supplemental Retirement Benefit

The Surviving Spouse of a Participant who dies on or after his Retirement Date and who receives his Supplemental Retirement Benefit in the form of a straight life annuity is eligible for a Spouse's Supplemental Retirement Benefit in accordance with Sections 3.2 and 3.4.  This Section 2.3 and Section 3.2 shall apply only in the case of a Participant who became a Participant prior to February 11, 2010.

2.           The first paragraph of Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

The Supplemental Retirement Benefit payable to a Participant in the form of a straight life annuity shall be determined as of his Retirement Date and shall be equal to (a) minus (b) with the resultant product multiplied by the Participant’s Vesting Factor and then the resultant product multiplied by the early retirement reduction (pursuant to Appendix A) for Retirement Dates which precede attainment of 62 years of age.

3.           The introductory paragraph of Section 3.1(a) of the Plan is hereby amended in its entirety to read as follows:

(a)	is an annual amount equal to the sum of the following percent of the total of the Participant's Average Earnings and Average Bonus

4.           The introductory paragraph of Section 3.1(b) of the Plan is hereby amended in its entirety to read as follows:

(b)	is an annual amount equal to the sum of

5.           The last sentence of the introductory paragraph of Section 3.1(c) of the Plan is hereby amended in its entirety to read as follows:

Except as provided in paragraph (i) or (ii) below, the Participant’s Supplemental Retirement Benefit shall be paid in an Actuarial Equivalent lump sum.

6.           Section 3.2 of the Plan is hereby amended in its entirety to read as follows:

3.2	Amount of Spouse's Supplemental Retirement Benefit for Certain Participants

(a)
The annual Spouse's Supplemental Retirement Benefit payable to a Surviving Spouse of a Participant who receives his Supplemental Retirement Benefit in the form of a straight life annuity is equal to 50% of the Participant's Supplemental Retirement Benefit as determined in accordance with Section 3.1(a) without the reduction in 3.1(b) but adjusted by the Vesting Factor and the early retirement reduction pursuant to Appendix A.  The Spouse’s Supplemental Retirement Benefit shall be paid monthly, beginning on the last day of the month next following the month in which the death of the Participant occurs and will continue to be paid monthly during the life of the Surviving Spouse.

(b)
A Participant who receives his Supplemental Retirement Benefit in the form of a lump sum payment shall receive an additional lump sum payment equal to the Actuarial Equivalent value of the Spouse’s Supplemental Retirement Benefit (determined assuming that such Participant had elected to receive his Supplemental Retirement Benefit in the form of a straight life annuity).  Such additional lump sum payment shall be paid on the payment date of his Post-Section 409A Supplemental Retirement Benefit in accordance with Section 3.4.

7.           Section 3.4(a) of the Plan is hereby amended in its entirety to read as follows:

(a)
Subject to subsections (b), (c) and (d), a Participant’s Pre-Section 409A Supplemental Retirement Benefit will be paid as soon after the Participant's Retirement Date as is reasonably practicable, and a Participant’s Post-Section 409A Supplemental Retirement Benefit will be paid or commence upon such Participant’s Separation from Service (or such other commencement date as is determined under Section 3.1).  If a straight life annuity payment is elected pursuant to Section 3.1, for purposes of the payment of such Participant’s Pre-Section 409A Supplemental Retirement Benefit, such Pre-Section 409A Supplemental Retirement Benefit will be paid monthly, beginning on the last day of the month of the Participant's Retirement Date and will continue to be paid monthly during the life of the Participant, the last payment to be made to the Participant’s spouse or, if none, to the Participant’s estate, on the last day of the month in which the death of the Participant occurs.  If a straight life annuity payment is elected pursuant to Section 3.1, for purposes of the payment of such Participant’s Post-Section 409A Supplemental Retirement Benefit, such Post-Section 409A Supplemental Retirement Benefit will be paid monthly, beginning on the last day of the month of the Participant's Separation from Service (or such other commencement date as is determined under Section 3.1) and will continue to be paid monthly during the life of the Participant, the last payment to be made to the Participant’s spouse or, if none, to the Participant’s estate, on the last day of the month in which the death of the Participant occurs.  If the Participant became a Participant prior to February 11, 2010 and elected a straight life annuity, the Surviving Spouse will receive the Spouse's Supplemental Retirement Benefit, which will be paid monthly, and will commence on the last day of the month following the month in which the Participant dies and will continue during the life of the Surviving Spouse.  If the Participant elected a joint and survivor annuity, and the designated beneficiary survives the Participant, the designated beneficiary will receive the survivor benefit under the annuity elected by the Participant, which will be paid monthly, and will commence on the last day of the month following the month in which the Participant does and will continue during the life of the designated beneficiary.  In all cases, the monthly benefit shall equal the annual benefit divided by 12.

8.           The introductory paragraph of Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

The Spouse's Death Benefit that will be paid to a Surviving Spouse of a Participant who dies prior to having a Separation from Service prior to his Retirement Date is a lump sum payment  based on the Actuarial Equivalent value of an annuity equal to (a) minus (b) when:

Executed at San Diego, California this 11th day of February, 2010.

SEMPRA ENERGY

By:               _____________________________

Title:	Sr. Vice President, Human Resources

Date:               February 11, 2010